EXHIBIT 10.5




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                              SEVENTH AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT


      THIS SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made as of the 29th day of February, 2016 (the "Effective Date"), by and between FREETOWN ACQUISITION COMPANY, LLC, a Massachusetts limited liability company (the "Seller"), and AMERICANN, INC., a Delaware corporation (the "Buyer" or "Purchaser").

                                    RECITALS

      WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of January 9, 2015, for the purchase and sale of those certain parcels of vacant land located at 1A & 3A Ridge Hill Road, Freetown, Massachusetts, containing approximately 52.68 acres, which parcels are more particularly described therein, as amended by a certain First Amendment to Purchase and Sale Agreement dated as of March 30, 2015, as further amended by that certain Second Amendment to Purchase and Sale Agreement dated as of May 4, 2015, as further amended by that certain Third Amendment to Purchase and Sale Agreement dated as of May 6, 2015, as further amended by that certain Fourth Amendment to Purchase and Sale Agreement dated as of August 25, 2015, as further amended by that certain Fifth Amendment to Purchase and Sale Agreement dated as of August 27, 2015, and as further amended by that certain Sixth Amendment to Purchase and Sale Agreement dated as of December 22, 2015 (as so amended, the "Agreement");

      WHEREAS, the Seller has agreed to extend the Closing Date under the Agreement in accordance with the terms herein;

      WHEREAS, Seller and Purchaser desire to otherwise modify the terms of the Agreement pursuant to the terms and conditions of this Amendment; and

      NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

2. Closing Date. Section 6 of the Agreement is hereby deleted and replaced with the following:

     "The Deed of the Premises is to be delivered and the consideration paid at the offices of Donoghue, Barrett & Singal, P.C., One Beacon Street, Boston, MA 02108, or such other location in the greater Boston area as may be required by Buyer's mortgage lender, at 11:00 am (EST) on the date that is the earlier of (a) five (5) business days following Buyer's receipt of the


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     DPH  Approval  (as  defined  below),  or (b) March 30,  2016 (the  "Closing
     Date"). It is agreed that time is of the essence of all provisions of this Agreement. The date and time of delivery of the Deed is sometimes referred to herein as the "Closing" or the "Closing Date."

     As  used  herein,  a  "DPH  Approval"  shall  mean,  collectively,  written
     approvals   by  the   Department   of  Health  for  the   Commonwealth   of
     Massachusetts, as required by the laws of the Commonwealth of Massachusetts, of the Purchaser's consulting agreement, development agreement and lease agreement, each relating to the Purchaser's development of the Premises for the cultivation of medical marijuana. Notwithstanding the foregoing, the Buyer acknowledges and agrees that the failure by the Buyer to timely receive DPH Approval shall not entitle the Buyer to a return of the Deposit under the terms of the Agreement.

3. Extension Fee. As consideration for the extension of the Closing Date, the Buyer shall, within two (2) business day from the date hereof, time being of the essence, deliver to Seller a fee, which shall be considered earned upon receipt and non-refundable to Buyer, of Fifty Thousand Dollars ($50,000) (the "Extension Payment"); provided, however, if the Buyer performs all of its obligations under Section 16(B) of the Agreement and the Closing occurs, then the Seller shall treat the Extension Payment as an increase to the Purchase Price paid by the Buyer which shall then be $4,150,000.00. Wiring instructions for the Seller are attached hereto as Schedule A.

4. Ratification and No Further Amendment. As modified by this Amendment, the Agreement is fully ratified, adopted and approved by the parties hereto effective as of the date hereof. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.

5. Counterparts. This Amendment may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument.

6. Signatures. Handwritten signatures to this Amendment transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or "PDF" file) shall be valid and effective to bind the party so signing.


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      IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this
Amendment as of the date first above written.


SELLER:

FREETOWN ACQUISITION COMPANY, LLC,
a Massachusetts limited liability company


By: /s/ Kathleen H. Wade
    ------------------------------------------
    Name: Kathleen H. Wade
    Title:   Vice President


PURCHASER:

AMERICANN, INC., a Delaware corporation



By: /s/ Timothy R. Keogh
    --------------------------------------
    Name: Timothy R. Keogh
    Title:  Chief Executive Officer






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